April 1, 2003


                               G2 Companies, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                              State File # 2900227
                 (State or other jurisdiction of incorporation)


                0-30473                                    98-0221494
         (Commission file No.)                          (IRS employee ID)


                       14110 N. Dallas Parkway, Suite 365
                                Dallas, TX 75254
              (Address of principal executive offices and Zip Code)


                               9521 21st Street SE
                                Calgary, Alberta
                                 Canada T2C 4B1
                (Previous address of principal executive offices)

                                 (972) 726-9203
              (Registrant's telephone number, including area code)

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ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT

As of April 1, 2003, Gust Kepler transferred 1,157,900 shares of common stock which he owned to Yarek Bartosz in consideration of $100.00. Therefore after the foregoing transaction, Mr. Kepler owns -0- shares of common stock. Further, after the foregoing transaction, there were 1,250,000 shares outstanding and the following person owns 5% or more of the total outstanding shares of the Company.

                               Yarek Bartosz 92.7%

ITEM 5.  OTHER EVENTS

As a result of the matters described in Item 1, Gust Kepler resigned as the Company's President, Vice President, Secretary, and Director and Yarek Bartosz was appointed President, Vice President, Secretary and Director.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1     Letter Agreement dated April 1, 2003.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:   APRIL 1, 2003

                               G2 Companies, Inc.

                                       By: